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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                       Date of Report: September 20, 1999


                         Commission File Number 1-14323

                       ENTERPRISE PRODUCTS PARTNERS L.P.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                        76-0568219
 (State or other jurisdiction of               (I.R.S. Employer Identification
       incorporation or organization)                        Number)


     2727 North Loop West
     Houston, Texas                                           77008
     (Address of principal executive                        (Zip Code)
             offices)


                                 (713) 880-6500
              (Registrant's telephone number, including area code)

================================================================================
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ITEM 5.   OTHER EVENTS.

     On September 20, 1999, the Company announced it had completed its acquisition of Tejas Natural Gas Liquids, LLC, from Tejas Energy, LLC, an affiliate of Shell Oil Company.

     In exchange for its natural gas liquids (NGL) business, Tejas Energy received 14.5 million convertible special partnership units in the Company and $166 million in cash. Tejas Energy has the opportunity to earn an additional 6.0 million convertible contingency units over the next two years. As part of the transaction, the Company has entered into a long-term gas processing agreement with Shell for its Gulf of Mexico production. Tejas' NGL businesses include natural gas processing and NGL fractionation, transportation, storage and marketing. All of Tejas' NGL assets in Louisiana and Mississippi are included under the terms of the transaction. This acquisition by the Company forms a fully integrated Gulf Coast NGL processing, fractionation, storage, transportation and marketing business.

     A copy of the Company's press release announcing the completion of the transaction is attached as Exhibit 99.3.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

  (c) Exhibits.

    99.3 Press Release dated September 20, 1999.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            ENTERPRISE PRODUCTS PARTNERS L.P.
                            By Enterprise Products GP, LLC, its general partner



Date: September 20, 1999    By:  /s/ Gary L. Miller
                            ____________________________________
                            Gary L. Miller
                            Executive Vice President and Chief Financial Officer
                            of Enterprise Products GP, LLC
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                                 EXHIBIT INDEX

EXHIBIT
NUMBER         EXHIBIT DESCRIPTION

99.3           Press Release September 20, 1999.